QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BG MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3506204
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
610 Lincoln Street North Waltham, Massachusetts 02451 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the lowing box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-145124 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1. Description of Registrant's Securities to be Registered

        The description under the heading "Description of Capital Stock" relating to the Registrant's common stock, $0.001 par value per share, in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-145124), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, is hereby incorporated by reference, together with any amendment to such description in any form of prospectus that is subsequently filed by the Registrant that constitutes part of the Registration Statement.

Item 2. Exhibits

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number		Description
3.2	*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering made under the Registration Statement.
3.4	*	Amended and Restated Bylaws of the Registrant to be effective upon the completion of the offering made under the Registration Statement.
4.1	*	Form of Common Stock Certificate.
4.2	*	Third Amended and Restated Investor Rights Agreement, dated as of May 1, 2007.
4.3	*	Common Stock Warrant issued to Boston University School of Medicine, dated April 30, 2002.
4.4	*	Form of Common Stock Warrant issued to General Electric Capital Corporation.
4.5	*	Form of Common Stock Warrant issued to Oxford Finance Corporation.
4.6	*	Form of Common Stock Warrant, together with a schedule of warrant holders.
4.7	*	Common Stock Warrant issued to Silicon Valley Bank, dated November 9, 2007.

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BG MEDICINE, INC.
By:	/s/ MARK D. SHOOMAN
Mark D. Shooman Chief Financial Officer
Date:	November 13, 2007

Exhibit Index

Exhibit Number		Description
3.2	*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering made under the Registration Statement.
3.4	*	Amended and Restated Bylaws of the Registrant to be effective upon the completion of the offering made under the Registration Statement.
4.1	*	Form of Common Stock Certificate.
4.2	*	Third Amended and Restated Investor Rights Agreement, dated as of May 1, 2007.
4.3	*	Common Stock Warrant issued to Boston University School of Medicine, dated April 30, 2002.
4.4	*	Form of Common Stock Warrant issued to General Electric Capital Corporation.
4.5	*	Form of Common Stock Warrant issued to Oxford Finance Corporation.
4.6	*	Form of Common Stock Warrant, together with a schedule of warrant holders.
4.7	*	Common Stock Warrant issued to Silicon Valley Bank, dated November 9, 2007.

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

QuickLinks

SIGNATURE